EXHIBIT 99.2

[Finisar Letterhead]

Contact:                                                                                                                                 NEWS RELEASE

Steve Workman

408-548-1000

VP Finance, Chief Financial Officer

Shelby Palmer

Investor Relations

investor.relations@finisar.com

Tel:         408-542-5050

Fax:         408-745-6097

FINISAR AND BAYSPEC ANNOUNCE TERMINATION OF MERGER AGREEMENT

SUNNYVALE, Calif.—(INTERNET WIRE)-May 29, 2002— Finisar Corporation (Nasdaq:  FNSR), a technology leader in gigabit fiber optic solutions for high-speed computer networks, and BaySpec, Inc., an innovator in the application of volume phase gratings for combining and splitting multiple wavelengths in telecom networks, today reported that they have mutually agreed to terminate the proposed merger of BaySpec into Finisar.

“Current market conditions as well as the outlook for capex spending within the telecommunications industry, make it difficult to complete the BaySpec acquisition as planned,” said Jerry Rawls, Finisar’s President and CEO.  “However, we continue to view BaySpec as a fine company with innovative technology and hope to find other ways in which we can work together in the future.”

“This is a difficult time for telecom equipment companies.  While the merger with Finisar was a good idea under different conditions, the recent degradation in the stock market and the declining outlook for telecom capital spending have made the transaction more difficult and less compelling,” said William Yang, President and CEO of BaySpec.  “Nevertheless, we hope to find ways to do business with Finisar in the future.”

ABOUT FINISAR

Finisar Corporation (Nasdaq: FNSR) is a technology leader for fiber optic subsystems and network performance test systems.  These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs).  The Company’s headquarters is in Sunnyvale, California, USA.  www.finisar.com.

ABOUT BAYSPEC

BaySpec, Inc., founded in 1999, designs, manufactures and markets fiber-optic components and modules for the optical networking industry.  Utilizing its patented Volume Phase Grating (VPG(R)) technologies, BaySpec has developed a new generation of optical networking products that provide cost and performance benefits for  enterprise, metro- and long-haul applications.  These products, available in volume, include the Chromatica(R) family of WDM Mux/Demux modules, IntelliGuard(tm) Optical Channel Performance Monitors, IntelliGain(R)

Finisar and BaySpec Announce Termination of Merger Agreement
May 29, 2002

and IntensiGain(tm) family of small form-factor EDFAs, and CoupleX(tm) fusion fiber products.
www.bayspec.com

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future.  All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of a number of recently acquired companies and product lines.  Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

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